LIMITED POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby

 constitutes and appoints each of Bruce K. Murchison,

 Joan M. Payton and Timothy J. Neumann, signing singly,

 the undersigneds true and lawful attorney in fact to:

(1)execute for and on behalf of the undersigned,

 in the undersigneds capacity as an officer

and/or director of Nuevo Energy Company

(the Company), Forms 3, 4, and 5 in accordance

 with Section 16(a) of the Securities Exchange Act of

 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf

 of the undersigned which may be necessary or

desirable to complete and execute any such Form 3,

 4, or 5 and timely file such form with the United

 States Securities and Exchange Commission and any

 stock exchange or similar authority; and

(3) take any other action of any type whatsoever in

 connection with the foregoing which, in the

opinion of such attorney in fact, may be of

benefit to, in the best interest of, or legally

 required by, the undersigned, it being understood

 that the documents executed by such attorney in fact

 on behalf of the undersigned pursuant to this Power

 of Attorney shall be in such form and shall contain

such terms and conditions as such attorney in fact may

 approve in such attorney in facts discretion.

The undersigned hereby grants to each such attorney in fact

 full power and authority to do and perform any and every

act and thing whatsoever requisite, necessary, or proper to

be done in the exercise of any of the rights and powers

 herein granted, as fully to all intents and purposes as

 the undersigned might or could do if personally present,

 with full power of substitution or revocation, hereby

ratifying and confirming all that such attorney in fact,

 or such attorney in facts substitute or substitutes,

 shall lawfully do or cause to be done by virtue of this

 power of attorney and the rights and powers herein granted.

  The undersigned acknowledges that the foregoing

attorneys in fact, in serving in such capacity at the

request of the undersigned, are not assuming, nor is

the Company assuming, any of the undersigned s

responsibilities to comply with Section 16 of the

 Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force

and effect until the undersigned is no longer required

 to file Forms 3, 4, and 5 with respect to the

undersigned s holdings of and transactions in

securities issued by the Company, unless earlier

revoked by the undersigned in a signed writing

delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused

this Power of Attorney to be executed as of this

11th day of September, 2003.

/s/ James l. Payne

Signature

James L. Payne

Printed Name

STATE OF TEXAS

COUNTY OF HARRIS

      BEFORE ME, the undersigned Notary in and for

the above County and State, appeared James L. Payne,

who acknowledged to me that he executed the foregoing instrument.

      GIVEN UNDER MY HAND AND SEAL THIS 11th DAY

 OF SEPTEMBER 2003.

      /s/ Judy K. Rodgers

 Notary Public